Exhibit 10.2

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Sponsor Agreement”) is dated as of February 1, 2021, by and among Aspirational Consumer Lifestyle Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor Holdco”), the Persons set forth on Schedule I attached hereto (together with the Sponsor Holdco, each, a “Sponsor” and, together, the “Sponsors”), Aspirational Consumer Lifestyle Corp., a Cayman Islands exempted company limited by shares (which shall domesticate as a Delaware corporation prior to the Closing (as defined in the Merger Agreement (as defined below))) (“Acquiror”), and Wheels Up Partners Holdings LLC, a Delaware limited liability company (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

RECITALS

WHEREAS, as of the date hereof, the Sponsors collectively are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of 5,993,658 Acquiror Common Shares and 4,529,950 Acquiror Warrants in the aggregate as set forth on Schedule I attached hereto;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Acquiror, KittyHawk Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Acquiror (“Merger Sub”), Wheels Up Blocker Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Acquiror (“Blocker Sub”), KittyHawk Blocker Sub I Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Blocker Merger Sub I”), KittyHawk Blocker Sub II Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Blocker Merger Sub II”), KittyHawk Blocker Sub III Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Blocker Merger Sub III”), KittyHawk Blocker Sub IV Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Blocker Merger Sub IV”), KittyHawk Blocker Sub V Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Blocker Merger Sub V”), KittyHawk Blocker Sub VI Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Blocker Merger Sub VI”), KittyHawk Blocker Sub VII Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Blocker Merger Sub VII”), KittyHawk Blocker Sub VIII Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Blocker Merger Sub VIII”), KittyHawk Blocker Sub IX Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Blocker Merger Sub IX”, and together with Blocker Merger Sub I, Blocker Merger Sub II, Blocker Merger Sub III, Blocker Merger Sub IV, Blocker Merger Sub V, Blocker Merger Sub VI, Blocker Merger Sub VII, Blocker Merger Sub VIII, the “Blocker Merger Subs”), Wheels Up NHF LLC, a Delaware limited liability company (“WUNHF Blocker”), Wheels Up NHT LLC, a Delaware limited liability company (“WUNHT Blocker”), Wheels Up USET LLC, a Delaware limited liability company (“WUUSET Blocker”), GRTHCOCP WU Holdings LLC, a Delaware limited liability company (“GRTHCOCP Blocker”), FSGRWCO WU Holdings LLC, a Delaware limited liability company (“FSGRWCO Blocker”), GROWTHCO WU Holdings LLC, a Delaware limited liability company (“GROWTHCO Blocker”), OTC WU Holdings LLC, a Delaware limited liability company (“OTC Blocker”), NEA 15 Wheels Up Holdings, LLC, a Delaware limited liability company (“NEA15 Blocker”), DPJ Holdco Inc., a Delaware corporation (“DPJ Blocker”, and together with the WUNHF Blocker, the WUNHT Blocker, the WUUSET Blocker, the GRTHCOCP Blocker, the FSGRWCO Blocker, the GROWTHCO Blocker, the OTC Blocker and the NEA15 Blocker, the “Blockers”), and the Company have entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”), dated as of the date hereof, pursuant to which, among other transactions, (A) simultaneously (i) Blocker Merger Sub I is to merge with and into WUNHF Blocker, the separate entity existence of Blocker Merger Sub I to cease and WUNHF Blocker to be the surviving entity and a wholly owned subsidiary of Acquiror, (ii) Blocker Merger Sub II is to merge with and into WUNHT Blocker, the separate entity existence of Blocker Merger Sub II to cease and WUNHT Blocker to be the surviving entity and a wholly owned subsidiary of Acquiror, (iii) Blocker Merger Sub III is to merge with and into WUUSET Blocker, the separate entity existence of Blocker Merger Sub III to cease and WUUSET Blocker to be the surviving entity and a wholly owned subsidiary of Acquiror, (iv) Blocker Merger Sub IV is to merge with and into GRTHCOCP Blocker, the separate entity existence of Blocker Merger Sub IV to cease and GRTHCOCP Blocker to be the surviving entity and a wholly owned subsidiary of Acquiror, (v) Blocker Merger Sub V is to merge with and into FSGRWCO Blocker, the separate entity existence of Blocker Merger Sub V to cease and FSGRWCO Blocker to be the surviving entity and a wholly owned subsidiary of Acquiror, (vi) Blocker Merger Sub VI is to merge with and into GROWTHCO Blocker, the separate entity existence of Blocker Merger Sub VI to cease and GROWTHCO Blocker to be the surviving entity and a wholly owned subsidiary of Acquiror, (vii) Blocker Merger Sub VII is to merge with and into OTC Blocker, the separate entity existence of Blocker Merger Sub VII to cease and OTC Blocker to be the surviving entity and a wholly owned subsidiary of Acquiror, (viii) Blocker Merger Sub VIII is to merge with and into NEA15 Blocker, the separate entity existence of Blocker Merger Sub VIII to cease and NEA15 Blocker to be the surviving entity and a wholly owned subsidiary of Acquiror, and (ix) Blocker Merger Sub IX is to merge with and into DPJ Blocker, the separate entity existence of Blocker Merger Sub IX to cease and DPJ Blocker to be the surviving entity and a wholly owned subsidiary of Acquiror, (B) thereafter, each of the surviving Blockers is to simultaneously merge with and into Blocker Sub, with Blocker Sub as the surviving entity, and (C) thereafter, Merger Sub is to merge with and into the Company, with the Company continuing on as the surviving entity with Acquiror as its managing member, in each case, on the terms and conditions set forth therein; and

WHEREAS, as an inducement to Acquiror and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 1.1        Binding Effect of Merger Agreement. Each Sponsor hereby acknowledges that it has read the Merger Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors. Each Sponsor shall be bound by and comply with Sections 8.4 (No Solicitation by Acquiror) and 12.12 (Publicity) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if such Sponsor was an original signatory to the Merger Agreement with respect to such provisions.

Section 1.2        No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) the Effective Time and (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 11.1 thereof (the earlier of clauses (a) and (b), the “Expiration Time”), each Sponsor shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Acquiror Common Shares or Acquiror Warrants owned by such Sponsor, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Acquiror Common Shares or Acquiror Warrants owned by such Sponsor or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

Section 1.3        New Shares. In the event that (a) any Acquiror Common Shares, Acquiror Warrants or other equity securities of Acquiror are issued to a Sponsor after the date of this Sponsor Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Acquiror Common Shares or Acquiror Warrants of, on or affecting the Acquiror Common Shares or Acquiror Warrants owned by such Sponsor or otherwise, (b) a Sponsor purchases or otherwise acquires beneficial ownership of any Acquiror Common Shares, Acquiror Warrants or other equity securities of Acquiror after the date of this Sponsor Agreement, or (c) a Sponsor acquires the right to vote or share in the voting of any Acquiror Common Shares or other equity securities of Acquiror after the date of this Sponsor Agreement (such Acquiror Common Shares, Acquiror Warrants or other equity securities of Acquiror, collectively the “New Securities”), then such New Securities acquired or purchased by such Sponsor shall be subject to the terms of this Sponsor Agreement to the same extent as if they constituted the Acquiror Common Shares or Acquiror Warrants owned by such Sponsor as of the date hereof.

Section 1.4        Closing Date Deliverables. On the Closing Date, the Sponsor Holdco shall, and shall cause the Director Holders (as defined therein) to, deliver to Acquiror and the Company a duly executed copy of that certain Amended and Restated Registration Rights Agreement, by and among Acquiror, the Sponsor Holdco, the Major Company Equityholders, and certain of their respective Affiliates, as applicable, and the other Holders (as defined therein) party thereto, in substantially the form attached as Exhibit D to the Merger Agreement.

Section 1.5        Sponsor Agreements.

(a)      At any meeting of the shareholders of Acquiror, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of Acquiror is sought, each Sponsor shall (i) appear at each such meeting or otherwise cause all of its Acquiror Common Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its Acquiror Common Shares:

(i)            in favor of each Transaction Proposal;

(ii)           against any Business Combination Proposal or any proposal relating to a Business Combination Proposal (in each case, other than the Transaction Proposals);

(iii)          against any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Acquiror (other than the Merger Agreement and the transactions contemplated thereby);

(iv)         against any change in the business, management or Board of Directors of Acquiror (other than in connection with the Transaction Proposals); and

(v)          against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or any Merger, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Acquiror, Blocker Sub, Merger Sub or any of the Blocker Merger Subs under the Merger Agreement, (C) result in any of the conditions set forth in Article X of the Merger Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Acquiror.

Each Sponsor hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

(b)      Each Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain Letter Agreement, dated as of September 22, 2020, by and among the Sponsors and Acquiror (the “Voting Letter Agreement”), including the obligations of the Sponsors pursuant to Section 1 therein to not redeem any Acquiror Common Shares owned by such Sponsor in connection with the transactions contemplated by the Merger Agreement.

(c)      During the period commencing on the date hereof and ending on the earlier of the consummation of the Closing and the termination of the Merger Agreement pursuant to Article XI thereof, each Sponsor shall not modify or amend any Contract between or among such Sponsor, anyone related by blood, marriage or adoption to such Sponsor or any Affiliate of such Sponsor (other than Acquiror or any of its Subsidiaries), on the one hand, and Acquiror or any of Acquiror’s Subsidiaries, on the other hand, including, for the avoidance of doubt, the Voting Letter Agreement.

Section 1.6        Further Assurances. Each Sponsor shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Mergers and the other transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth therein and herein.

Section 1.7        No Inconsistent Agreement. Each Sponsor hereby represents and covenants that such Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Sponsor’s obligations hereunder.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1        Representations and Warranties of the Sponsors. Each Sponsor represents and warrants as of the date hereof to Acquiror and the Company (solely with respect to itself, himself or herself and not with respect to any other Sponsor) as follows:

(a)       Organization; Due Authorization. If such Sponsor is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within such Sponsor’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Sponsor. If such Sponsor is an individual, such Sponsor has full legal capacity, right and authority to execute and deliver this Sponsor Agreement and to perform his or her obligations hereunder. This Sponsor Agreement has been duly executed and delivered by such Sponsor and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of such Sponsor, enforceable against such Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Sponsor Agreement is being executed in a representative or fiduciary capacity, the Person signing this Sponsor Agreement has full power and authority to enter into this Sponsor Agreement on behalf of the applicable Sponsor.

(b)      Ownership. Such Sponsor is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of such Sponsor’s Acquiror Common Shares and Acquiror Warrants, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Acquiror Common Shares or Acquiror Warrants (other than transfer restrictions under the Securities Act)) affecting any such Acquiror Common Shares or Acquiror Warrants, other than Liens pursuant to (i) this Sponsor Agreement, (ii) the Acquiror’s Governing Documents, (iii) the Merger Agreement, (iv) the Voting Letter Agreement or (v) any applicable securities Laws. Such Sponsor’s Acquiror Common Shares and Acquiror Warrants are the only equity securities in Acquiror owned of record or beneficially by such Sponsor on the date of this Sponsor Agreement, and none of such Sponsor’s Acquiror Common Shares or Acquiror Warrants are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Acquiror Common Shares or Acquiror Warrants, except as provided hereunder and under the Voting Letter Agreement. Other than the Acquiror Warrants, such Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of Acquiror or any equity securities convertible into, or which can be exchanged for, equity securities of Acquiror.

(c)       No Conflicts. The execution and delivery of this Sponsor Agreement by such Sponsor does not, and the performance by such Sponsor of his, her or its obligations hereunder will not, (i) if such Sponsor is not an individual, conflict with or result in a violation of the organizational documents of such Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Sponsor or such Sponsor’s Acquiror Common Shares or Acquiror Warrants), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor of its, his or her obligations under this Sponsor Agreement.

(d)      Litigation. There are no Actions pending against such Sponsor, or to the knowledge of such Sponsor threatened against such Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor of its, his or her obligations under this Sponsor Agreement.

(e)       Brokerage Fees. Except as described on Section 6.13 of the Acquiror Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by such Sponsor, for which Acquiror or any of its Affiliates may become liable.

(f)       Affiliate Arrangements. Except as set forth on Schedule II attached hereto, neither such Sponsor nor any anyone related by blood, marriage or adoption to such Sponsor or, to the knowledge of such Sponsor, any Person in which such Sponsor has a direct or indirect legal, contractual or beneficial ownership of 5% or greater is party to, or has any rights with respect to or arising from, any Contract with Acquiror or its Subsidiaries.

(g)      Foreign Status. Such Sponsor is not a foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a voting interest, direct or indirect, of 49% or more.

(h)      Acknowledgment. Such Sponsor understands and acknowledges that each of Acquiror and the Company is entering into the Merger Agreement in reliance upon such Sponsor’s execution and delivery of this Sponsor Agreement.

ARTICLE III
MISCELLANEOUS

Section 3.1        Termination. This Sponsor Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time and (b) the written agreement of the Sponsors, Acquiror and the Company. Upon such termination of this Sponsor Agreement, all obligations of the parties under this Sponsor Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Sponsor Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Sponsor Agreement prior to such termination. This ARTICLE III shall survive the termination of this Agreement.

Section 3.2        Governing Law. This Sponsor Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Sponsor Agreement or the negotiation, execution or performance of this Sponsor Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Sponsor Agreement) will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements executed and performed entirely within such State.

Section 3.3        CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a)       THE PARTIES TO THIS SPONSOR AGREEMENT SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS LOCATED IN WILMINGTON, DELAWARE OR THE COURTS OF THE UNITED STATES LOCATED IN WILMINGTON, DELAWARE IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SPONSOR AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH AND BY THIS SPONSOR AGREEMENT WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS SPONSOR AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THIS SPONSOR AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS OR THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION IS IMPROPER. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS SPONSOR AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN Section 3.8.

(b)      WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SPONSOR AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SPONSOR AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SPONSOR AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 3.3.

Section 3.4        Assignment. This Sponsor Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Sponsor Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 3.5        Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Sponsor Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Sponsor Agreement and to enforce specifically the terms and provisions of this Sponsor Agreement in the chancery court or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity.

Section 3.6        Amendment. This Sponsor Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Acquiror, the Company and the Sponsor Holdco.

Section 3.7        Severability. If any provision of this Sponsor Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Sponsor Agreement will remain in full force and effect. Any provision of this Sponsor Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 3.8        Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to Acquiror:

Aspirational Consumer Lifestyle Corp.

1 Kim Seng Promenade

#18-07/12 Great World City

Singapore 237994

Attention:	Gilbert Ong
Email:	gilbert.ong@turmericap.com

with a copy to (which will not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001

Attention:	Howard L. Ellin
Christopher M. Barlow
Email:	howard.ellin@skadden.com
christopher.barlow@skadden.com

If to the Company:

Wheels Up Partners Holdings LLC

601 West 26th Street

New York, New York 10001

Attention:	Jason Horowitz
Email:	jhorowitz@wheelsup.com

with a copy to (which shall not constitute notice):

Arnold & Porter Kaye Scholer LLP

250 West 55th Street

New York, New York 10019

Attention:	Thomas Yadlon
John Geelan
Email:	thomas.yadlon@arnoldporter.com
john.geelan@arnoldporter.com

If to a Sponsor:

To such Sponsor’s address set forth in Schedule I attached hereto with a copy to (which will not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001

Attention:	Howard L. Ellin
Christopher M. Barlow
Email:	howard.ellin@skadden.com
christopher.barlow@skadden.com

Section 3.9        Counterparts. This Sponsor Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 3.10      Entire Agreement. This Sponsor Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Sponsors, Acquiror and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSORS:

ASPIRATIONAL CONSUMER LIFESTYLE SPONSOR LLC

By:	/s/ Ravi Thakran
Name: Ravi Thakran
Title: Chief Executive Officer

LIBER PATER, LLC

By:	/s/ David McPherson
Name:	David McPherson
Title:	Secretary

/s/ Ravi Thakran
Name:	Ravi Thakran

/s/ Neil Jacobs
Name:	Neil Jacobs

/s/ Frank Newman
Name:	Frank Newman

/s/ Leo Austin
Name:	Leo Austin

[Signature Page to Sponsor Support Agreement]

ACQUIROR:

ASPIRATIONAL CONSUMER LIFESTYLE CORP.

By:	/s/ Ravi Thakran
Name: Ravi Thakran
Title: Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

COMPANY:

WHEELS UP PARTNERS HOLDINGS LLC

By:	/s/ Kenneth Dichter
Name: Kenneth Dichter
Title: Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

Schedule I

Sponsor Acquiror Common Shares and Acquiror Warrants

Sponsor	Acquiror Common Shares	Acquiror Warrants
Aspirational Consumer Lifestyle Sponsor LLC c/o Aspirational Consumer Lifestyle Corp. 1 Kim Seng Promenade, #18-07/12 Great World City, Singapore 237994	5,918,658	4,529,950
Ravi Thakran c/o Aspirational Consumer Lifestyle Corp. 1 Kim Seng Promenade, #18-07/12 Great World City, Singapore 237994	—(1)	—(1)
Liber Pater, LLC c/o L Catterton 599 West Putnam Avenue, Greenwich, CT 06830	—(1)	—(1)
Neil Jacobs c/o Aspirational Consumer Lifestyle Corp. 1 Kim Seng Promenade, #18-07/12 Great World City, Singapore 237994	25,000	—
Frank Newman c/o Aspirational Consumer Lifestyle Corp. 1 Kim Seng Promenade, #18-07/12 Great World City, Singapore 237994	25,000	—
Leo Austin c/o Aspirational Consumer Lifestyle Corp. 1 Kim Seng Promenade, #18-07/12 Great World City, Singapore 237994	25,000	—

(1) The members of Aspirational Consumer Lifestyle Sponsor LLC are Dalvey Partners (BVI) Limited (which is controlled by Ravi Thakran) and Liber Pater, LLC. Ravi Thakran and Liber Pater, LLC may be deemed to beneficially own securities held by Aspirational Consumer Lifestyle Sponsor LLC by virtue of their shared control over Aspirational Consumer Lifestyle Sponsor LLC. Each of Mr. Thakran and Liber Pater, LLC expressly disclaims beneficial ownership of securities held by Aspirational Consumer Lifestyle Sponsor LLC.

[Schedule I to Sponsor Support Agreement]

Schedule II

Affiliate Arrangements

1.	Letter Agreement, dated September 22, 2020, among Acquiror, the Sponsor Holdco and Acquiror’s officers and directors

2.	Registration Rights Agreement, dated September 25, 2020, among Acquiror, the Sponsor Holdco and certain other security holders named therein

3.	Administrative Services Agreement, dated September 22, 2020, between Acquiror and the Sponsor Holdco

4.	Assignment and Assumption Agreement, dated as of December 31, 2020, by and between the Sponsor Holdco and Turmeric Capital Singapore Pte Ltd.

5.	Support Services Agreement, dated September 22, 2020, between Acquiror and Turmeric Capital Singapore Pte Ltd.

6.	Sponsor Warrants Purchase Agreement, dated September 22, 2020, between Acquiror and the Sponsor Holdco

7.	Indemnity Agreement, dated September 22, 2020, between Acquiror and Ravi Thakran

8.	Indemnity Agreement, dated September 22, 2020, between Acquiror and Leo Austin

9.	Indemnity Agreement, dated September 22, 2020, between Acquiror and Neil Jacobs

10.	Indemnity Agreement, dated September 22, 2020, between Acquiror and Frank Newman

11.	Upon the successful completion of a business combination or Acquiror’s liquidation, Acquiror will also pay each of its independent directors $3,125 per month in the aggregate for his or her service to Acquiror. The fees will be deferred and become payable only upon Acquiror’s consummation of a business combination or Acquiror’s liquidation. The independent directors have waived their rights against Acquiror’s trust account with respect to such payment.

[Schedule II to Sponsor Support Agreement]